Registration No. 333-166361

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

VENOCO, INC.

and certain subsidiaries identified in the “Table of Co-Registrants” below

(Exact name of registrant as specified in its charter)

Delaware	77-0323555
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” BELOW)

370 17th Street, Suite 3900
Denver, Colorado 80202
(303) 626-8300

(Address of principal executive offices)

Edward O’Donnell
Chief Executive Officer
370 17th Street, Suite 3900
Denver, Colorado 80202-1370
(303) 626-8300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Not Applicable

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

TABLE OF CO-REGISTRANTS

The following direct or indirect subsidiaries of Venoco, Inc. are co-registrants under this Registration Statement.

Exact Name of Co-Registrant as Specified in its Charter	Primary Standard Industrial Classification No.	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization

Whittier Pipeline Corporation	1311	77-0449051	Delaware

TexCal Energy (LP) LLC	1311	74-3130806	Delaware

TexCal Energy (GP) LLC	1311	74-3130808	Delaware

TexCal Energy South Texas L.P.	1311	74-3130812	Texas

Address, including zip code, and telephone number, including area code, of each co-registrant’s principal executive offices: 370 Seventeenth Street, Suite 3900; Denver, Colorado 80202-1370; telephone: 303-626-8300.

Name, address, including zip code, and telephone number, including area code, of each co-registrant’s agent for service: Edward O’Donnell, Chief Executive Officer; 370 Seventeenth Street, Suite 3900; Denver, Colorado 80202-1370; Telephone: 303-626-8300.

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1  relates to the Registration Statement on Form S-3, Registration No. 333-166361 (the “Registration Statement”), which was originally filed with the Securities and Exchange Commission on April 28, 2010, and registered (i) an indeterminate amount of common stock, debt securities, preferred stock and warrants to be offered from time to time by Venoco, Inc. (the “Registrant”) and guarantees by certain subsidiaries of the Registrant, in an aggregate public offering price not to exceed $500,000,000 or the equivalent thereof in foreign currencies, and (ii) up to an aggregate of 2,500,000 shares of common stock owned by a family trust affiliated with Timothy Marquez, the Registrant’s Executive Chairman and former CEO (“TMM”).

Effective as of October 3, 2012, pursuant to the Agreement and Plan of Merger dated January 16, 2012, by and among the Registrant, TMM, Denver Parent Corporation (“Parent”) and Denver Merger Sub Corporation (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as a subsidiary of Parent. In connection with the Merger, all issued and outstanding common stock (other than shares owned by the Company, TMM, Parent, Merger Sub and their respective affiliated entities and shares owned by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) were converted into the right to receive $12.50 per share in cash, without interest and subject to any withholding taxes. As a result of the Merger, the offerings under the Registration Statement have been terminated. In accordance with the undertakings made by the Registrant to remove from registration, by means of a post-effective amendment, any of the securities under the Registration Statements which remain unsold at the termination of the offerings, the Registrant hereby removes from registration all securities registered under the Registration Statements which remained unsold as of the Effective Time.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 5th day of October, 2012.

VENOCO, INC.

By:	/s/ Edward O’Donnell
	Name:	Edward O’Donnell
	Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy A. Ficker	Chief Financial Officer
Timothy A. Ficker	(Principal Financial Officer)	October 5, 2012

/s/ Douglas J. Griggs	Chief Accounting Officer
Douglas J. Griggs	(Principal Accounting Officer)	October 5, 2012

/s/ Timothy M. Marquez
Timothy M. Marquez	Sole Director	October 5, 2012

TEXCAL ENERGY (LP) LLC

By:	Venoco, Inc., Manager

By:	/s/ Edward O’Donnell
Name:	Edward O’Donnell
Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy A. Ficker	Chief Financial Officer
Timothy A. Ficker	(Principal Financial Officer)	October 5, 2012

/s/ Douglas J. Griggs	Chief Accounting Officer
Douglas J. Griggs	(Principal Accounting Officer)	October 5, 2012

/s/ Timothy M. Marquez
Timothy M. Marquez	Sole Director of Manager	October 5, 2012

TEXCAL ENERGY (GP) LLC

By:	Venoco, Inc., Manager

By:	/s/ Edward O’Donnell
Name:	Edward O’Donnell
Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy A. Ficker	Chief Financial Officer
Timothy A. Ficker	(Principal Financial Officer)	October 5, 2012

/s/ Douglas J. Griggs	Chief Accounting Officer
Douglas J. Griggs	(Principal Accounting Officer)	October 5, 2012

/s/ Timothy M. Marquez
Timothy M. Marquez	Sole Director of Manager	October 5, 2012

TEXCAL ENERGY SOUTH TEXAS L.P.

By:	Texcal Energy (GP), LLC, General Partner

By:	/s/ Edward O’Donnell
Name:	Edward O’Donnell
Title:	Chief Executive Officer (Principal Executive Officer)

By:	Texcal Energy (LP), LLC, Limited Partner

By:	/s/ Edward O’Donnell
Name:	Edward O’Donnell
Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy M. Marquez
Timothy M. Marquez	Sole Director of Manager	October 5, 2012

WHITTIER PIPELINE CORPORATION

By:	/s/ Edward O’Donnell
Name:	Edward O’Donnell
Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy A. Ficker	Chief Financial Officer
Timothy A. Ficker	(Principal Financial Officer) and Director	October 5, 2012

/s/ Douglas J. Griggs	Chief Accounting Officer
Douglas J. Griggs	(Principal Accounting Officer)	October 5, 2012

/s/ Timothy M. Marquez
Timothy M. Marquez	Chairman	October 5, 2012

/s/ Edward O’Donnell
Edward O’Donnell	Director	October 5, 2012